EXHIBIT 99.(2)(a)(xii)
ARTICLES SUPPLEMENTARY

                       BOULDER GROWTH & INCOME FUND, INC.

                             ARTICLES SUPPLEMENTARY

                         AUCTION MARKET PREFERRED STOCK


BOULDER GROWTH & INCOME FUND, a Maryland corporation (referred to herein as the "Fund" or the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article IV of the charter of the Corporation (which, together with these Articles Supplementary, is referred to herein as the "Charter"), the Board of Directors of the Corporation has, by resolution duly adopted, classified 1,000 authorized but unissued shares of common stock, par value $.01 per share, of the Corporation as a series of preferred stock designated as Series M28 Auction Market Preferred Shares, par value $.01 per share, liquidation preference $25,000 per share.

SECOND: The Auction Market Preferred Shares have the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption which, upon any restatement of the Charter, shall become part of Article IV of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections thereof.

SERIES M28 AUCTION MARKET PREFERRED SHARES

DESIGNATION


AMPS: 1,000 authorized but unissued shares of common stock, par value $.01 per share, of the Corporation are classified as a series of preferred stock designated as Series M28 Auction Market Preferred Shares, $0.01 par value per share, liquidation preference $25,000 per share ("AMPS"). The Initial Dividend Period for the AMPS shall be the period from and including the Original Issue
Date  thereof  to and  including           ,  2005.  Each  AMPS  shall  have  an
Applicable  Rate for its Initial  Dividend Period equal to       % per annum and
an initial  Dividend  Payment Date of              , 2005.  Each AMPS shall have
such other preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to shares of Preferred Stock ("Preferred Stock"), as are set forth in Part I and Part II of these terms of the AMPS. The AMPS shall constitute a separate series of Preferred Stock.


Subject to the provisions of Section 11 of Part I hereof, the Board of Directors may, in the future, authorize the issuance of additional AMPS with the same preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms herein described, except that the Initial Dividend Period, the Applicable Rate for the Initial Dividend Period and the initial Dividend Payment Date shall be as set forth in the Articles Supplementary relating to such additional AMPS.

Capitalized terms used in Part I and Part II of these terms of the AMPS shall have the meanings (with the terms defined in the singular having comparable meanings when used in the plural and vice versa) provided in the "Definitions"
section immediately following, unless the context otherwise requires.

DEFINITIONS

As used in Parts I and II of these terms of the AMPS, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

"1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

"1940 Act Cure Date", with respect to the failure by the Fund to maintain the 1940 Act Preferred Share Asset Coverage (as required by Section 5 of Part I of these terms of the AMPS) as of the last Business Day of each month, shall mean the last Business Day of the following month.

"1940 Act Preferred Share Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of stock including all Outstanding AMPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

"Affected Series" has the meaning set forth in Section 4(c) of Part I of these terms of the AMPS.

"Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Fund.

"Agent Member" means a member of, or participant in, the Securities Depository that will act on behalf of a Beneficial Owner of one or more AMPS or on behalf of a Potential Beneficial Owner.

"Annual Valuation Date" means the last Friday before the fiscal year end of the Fund (or if the last Friday is a holiday, then the immediate prior business day).

"Applicable Percentage" and "Applicable Spread" mean the percentage determined based on the lower of the credit ratings assigned to the AMPS on such date by Moody's and Fitch (or if Moody's and Fitch are not making such rating available, the equivalent of such rating by a substitute rating agency):

                      Applicable Percentage Payment Table
   ---------------------------------------------------------------------------
           Credit Ratings                   Applicable Percentage       Applicable Spread
   ---------------------------------------  ---------------------       -----------------
      Moody's             Fitch
   --------------- -----------------------
        Aaa                AAA              125%                        1.25%
    Aa3 to Aa1          AA- to AA+          150%                        1.50%
     A3 to A1            A- to A+           200%                        2.00%
   Baa3 to Baa1        BBB- to BBB+         250%                        2.50%
   Ba1 and lower      BB+ and lower         300%                        3.00%

The Applicable Percentage and the Applicable Spread as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Directors (as defined below), provided that immediately following any such increase the Fund would be in compliance with the Preferred Stock Basic Maintenance Amount (as defined below). The Fund shall take all reasonable action necessary to enable Moody's and Fitch to provide a rating for the AMPS. If both Moody's and Fitch shall not make such a rating available, the Fund shall select another Rating Agency to act as a Substitute Rating Agency. However, the Fund shall not be required to have more than one Rating Agency provide a rating for the AMPS.

"Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS for any Dividend Period.

"Approved Price" means the "fair value" as determined by the Fund in accordance with the valuation procedures adopted from time to time by the Board of Directors and for which the Fund receives a marked-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

"Auction" means a periodic operation of the Auction Procedures.

"Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors or a duly authorized committee thereof enters into an agreement with the Fund to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the AMPS.

"Auction Date" with respect to any Dividend Period shall mean the Business Day next preceding the first day of such Dividend Period.

"Auction  Procedures" means the procedures for conducting  Auctions set forth in
Part II of these terms of the AMPS.

"Auditors' Confirmation" has the meaning set forth in Section 6(c) of Part I of these terms of the AMPS.

"Available AMPS" shall have the meaning specified in paragraph (a) of Section 3 of Part II of these terms of the AMPS.

"Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of AMPS or a Broker-Dealer that holds AMPS for its own account.

"Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of these terms of the AMPS.

"Bidder" and "Bidders" shall have the respective meanings specified in paragraph
(a) of Section 1 of Part II of these terms of the AMPS; provided, however, that neither the Fund nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Fund may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

"Board of Directors" " means the Board of Directors of the Fund.

"Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of these terms of the AMPS, that has been selected by the Fund and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

"Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of these terms of the AMPS.

"Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

"Closing Transaction" has the meaning set forth in Section 8(b)(i) of Part I of these terms of the AMPS.

"Code" means the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to a section of the Code shall be deemed to include the United States Treasury Regulations in effect thereunder and applicable to the AMPS or the use of proceeds thereof, and also includes all applicable amendments or successor provisions unless the context requires otherwise.

"Common Stock" means the common stock, par value $0.01 per share, of the Fund.

"Cure Date" shall mean the Preferred Stock Basic Maintenance Cure Date or the 1940 Act Cure Date.

"Date of Original Issue" means, with respect to any AMPS, the date on which the Fund first issues such share.

"Deposit Securities" means cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

"Discount Factor" means a Fitch Discount Factor or a Moody's Discount Factor, as applicable.

"Discounted Value" of any asset of the Fund means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor.

"Dividend Payment Date," with respect to AMPS, shall mean any date on which dividends are payable on the AMPS pursuant to the provisions of paragraph (d) of
Section 2 of Part I of these terms of the AMPS.

"Dividend Period" with respect to shares of a series of AMPS, shall mean the period from and including the Date of Original Issue of shares of such series to but excluding the initial Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series.

"Eligible  Asset"  means a Fitch  Eligible  Asset (if Fitch is then  rating  the
AMPS), a Moody's Eligible Asset (if Moody's is then rating the AMPS) and/or any asset included in the calculations used by any Rating Agency then rating the AMPS for purposes of determining such Rating Agency's rating on the AMPS, as applicable.

"Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Fund, that is listed as the holder of record of AMPS in the Share Books.

"Exposure Period" on a Valuation Date means the period commencing on such date and ending 42 days thereafter for Fitch and 49 days thereafter for Moody's, as such exposure period may be modified by resolution of the Board of Directors; provided, however, that the Fund shall have received confirmation in writing from each Rating Agency that any such modification shall not adversely affect such Rating Agency's then-current rating of the AMPS.

"Failure to Deposit", with respect to shares of a series of AMPS, shall mean a failure by the Fund to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in the City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in the City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such Series after Notice of Redemption is mailed pursuant to paragraph (c) of Section 9 of Part I of these terms of the AMPS; provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of AMPS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

"Fitch" means Fitch Ratings or its successors.

"Fitch Discount Factor" means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Fund's assets in connection with Fitch's ratings of the AMPS.

"Fitch Eligible Assets" means assets of the Fund set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Fitch's ratings of the AMPS.

"Fitch Guidelines" shall mean the Fitch Preferred Stock Guidelines, as amended from time to time as provided below. The terms of the AMPS are subject to the Fitch Guidelines for so long as the AMPS are rated by Fitch. The Fitch Guidelines may be amended by Fitch without the vote, consent or approval of the Fund, the Board of Directors or any holder of shares of the AMPS, including any series of AMPS, or any other stockholder of the Fund.

"Forward Commitment" has the meaning set forth in Section 8(a)(v) of Part I of these terms of the AMPS.

"Fund's Rating Agencies" shall mean, collectively, Moody's and Fitch or any Substitute Rating Agency (as defined below) in lieu of Moody's or Fitch in the event Moody's or Fitch shall not rate the AMPS.

"Holder" means a Person identified as a holder of record of AMPS in the Share Register.

"Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of these terms of the AMPS.

"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Fund, an independent public accountant or firm of independent public accountants under the Securities Act and serving as such for the Fund.

"Initial Dividend Period," with respect to shares of a series of AMPS, shall have the meaning specified with respect to shares of such series in Section 2(d) of Part I of these terms of the AMPS.

"Late  Charge"  shall have the meaning  specified in  subparagraph  (e)(i)(B) of
Section 2 of Part I of these terms of the AMPS.

"LIBOR Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other dealer or dealers as the Fund from time to time may appoint or, in lieu thereof, their respective affiliates and successors.

"LIBOR Rate," on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750,
(A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Fund's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Fund's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Fund to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days shall be (i) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) more than 21 but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate;
(xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

"Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

"Liquidation Preference," with respect to a given number of AMPS, means $25,000 times that number.

"London Business Day" means any day on which commercial banks are generally open for business in London.

"Long Term Dividend Period" means a Special Dividend Period consisting of a specific period of one whole year or more but not greater than five years.

"Market Value" of any asset of the Fund shall be the market value thereof determined by a Pricing Service. Market Value of any asset shall include any interest accrued thereon. A Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by a Pricing Service using methods which include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. A Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event a Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Fund from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors.

"Maximum Applicable Rate" with respect to AMPS for any Dividend Period is the higher of the Applicable Percentage of the Reference Rate or the Reference Rate plus the Applicable Spread. The Applicable Percentage and the Applicable Spread for any regular dividend period shall be determined based on the lower of the credit ratings assigned to the AMPS by Moody's and Fitch on the auction date for such period as set forth in the definition of "Applicable Percentage and Applicable Spread". If Moody's and/or Fitch do not make such rating available, the rate shall be determined by reference to equivalent ratings issued by a Substitute Rating Agency. In the case of a special rate period, (1) the Maximum Applicable Rate shall be specified by the Fund in the Notice of Special Dividend Period for such Dividend Payment Period and (2) the Applicable Percentage and Applicable Spread shall be determined on the date two business days before the first day of such Special Dividend Period. The Auction Agent shall round each applicable Maximum Applicable Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.

"Minimum Dividend Period" shall mean any Dividend Period of [twenty-eight (28)] days. "Moody's" means Moody's Investors Service, Inc. or its successors.

"Moody's Discount Factor" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Fund's assets in connection with Moody's ratings of the AMPS.

"Moody's Eligible Assets" means assets of the Fund set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Moody's ratings of the AMPS.

"Moody's Guidelines" shall mean the Moody's Preferred Stock Guidelines, as amended from time to time as provided below. The terms of the AMPS are subject to the Moody's Guidelines for so long as the AMPS are rated by Moody's. The Moody's Guidelines may be amended by Moody's without the vote, consent or approval of the Fund, the Board of Directors or any holder of shares of the AMPS, including any series of AMPS, or any other stockholder of the Fund.

"Municipal Obligations" means municipal obligations, including municipal bonds and short-term municipal obligations, the interest from which is exempt from federal income taxes.

"Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".

"Non-Payment Period Rate" for any period means, initially, 300% of the applicable Reference Rate, provided that the Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors determines and the Fund's Rating Agencies advise the Fund in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the AMPS.

"Notice of Redemption" shall mean any notice with respect to the redemption of AMPS pursuant to paragraph (c) of Section 9 of Part I of these terms of the AMPS.

"Notice of Special Dividend Period" shall mean any notice with respect to a Special Dividend Period of AMPS pursuant to paragraph (b) of Section 3 of Part I of these terms of the AMPS.

"Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

"Order" and "Orders" shall have the respective  meanings  specified in paragraph
(a) of Section 1 of Part II of these terms of the AMPS.

"Outstanding" means, as of any date (i) AMPS theretofore issued by the Fund except, without duplication, (A) any AMPS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Fund, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Fund pursuant to Section 9 of Part I of these terms of the AMPS and (B) any AMPS as to which the Fund or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating the Preferred Stock Basic Maintenance Amount and (ii) with respect to other preferred stock of the Fund, the meaning equivalent to that for AMPS as set forth in clause (i) of this paragraph.

"Person"  means  and  includes  an  individual,  a  partnership,   a  trust,  an
unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

"Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of AMPS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional AMPS.

"Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Fund, including any Existing Holder, who may be interested in acquiring AMPS (or, in the case of an Existing Holder, additional AMPS).

"Preferred Stock Basic Maintenance Amount", as of any Valuation Date, shall have the meaning set forth in the respective Rating Agency Guidelines.

"Preferred Stock Basic Maintenance Cure Date", with respect to the failure by the Fund to satisfy the Preferred Stock Basic Maintenance Amount (as required by
Section 6 of Part I of these terms of the AMPS) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

"Preferred Stock Basic Maintenance Report" means a report as of the related Valuation Date of the assets of the Fund, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Stock Basic Maintenance Amount.

"Preferred Stock Paying Agent" means Deutsche Bank Trust Company Americas unless and until another bank or trust company has been appointed as Preferred Stock Paying Agent by a resolution of the Board of Directors and thereafter such substitute bank or trust company.

"Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".

"Pricing Service" means any pricing service designated by the Board of Directors of the Fund and approved by the Fund's Rating Agencies, as applicable, for purposes of determining whether the Fund has Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Stock Basic Maintenance Amount.

"Rating Agency" means a nationally recognized statistical rating organization.

"Rating Agency  Guidelines"  means the Fitch Guidelines (if Fitch is then rating
AMPS), Moody's Guidelines (if Moody's is then rating AMPS) and the guidelines of any Other Rating Agency (if any Other Rating Agency is then rating AMPS), whichever is applicable.

"Receivables for Municipal Obligations Sold" shall mean for purposes of calculation of Eligible Assets as of any Valuation Date, no more than the aggregate of the following:

     (i) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Fund has received prior written authorization from the Rating Agency or (y) with counterparties having the Rating Agency's long-term debt rating of at least Baa3; and

     (ii) the Rating Agency's Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five business days of such Valuation Date but do not comply with either of the conditions specified in (i) above.

"Redemption Price" shall mean the applicable redemption price specified in paragraph (a) or (b) of Section 9 of Part I of these terms of the AMPS.

"Reference Banks" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC or any other major bank in the London interbank market chosen by the LIBOR Dealer or Substitute LIBOR Dealer.

"Reference Rate" means (i) with respect to a dividend period having 364 or fewer days, the applicable LIBOR Rate and (ii) with respect to a dividend period having 365 or more days, the applicable Treasury Index Rate.

"Rule 2a-7 Money Market Funds" means investment companies registered under the 1940 Act that comply with Rule 2a-7 thereunder.

"Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors.

"S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or its successors.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Fund as securities depository for the AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with the AMPS.

"Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of these terms of the AMPS.

"Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.

"Share Register" means the register of Holders maintained on behalf of the Fund by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

"Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days, evenly divisible by seven and not fewer than 28 nor more than 364.

"Special Dividend Period", with respect to shares of a series of AMPS, shall have the meaning specified in paragraph (a) of Section 3 of Part I of these terms of the AMPS.

"Special Redemption Provisions" shall have the meaning specified in subparagraph
(a)(i) of Section 9 of Part I of these terms of the AMPS.

"Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both, of

     (i) a period (a "Non-Call Period") determined by the Fund, after consultation with the Auction Agent and the Broker-Dealers, during which the AMPS subject to such Dividend Period shall not be subject to redemption at the option of the Fund; and

     (ii) a period (a "Premium Call Period") determined by the Fund, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the AMPS subject to such Dividend Period shall be redeemable at the Fund's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Fund after consultation with the Auction Agent and the Broker-Dealers.

"Submission Deadline" shall mean 1:00 P.M. New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

"Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of these terms of the AMPS.

"Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of these terms of the AMPS.

"Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of section 3 of part II of these terms of the AMPS.

"Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of these terms of the AMPS.

"Subsequent Dividend Period", with respect to shares of a series of AMPS, shall mean the period from and including the first day following the Initial Dividend Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Dividend Period is also a Special Dividend Period, such term shall mean the period commencing on the first day of such Special Dividend Period and ending on the last day of the last Dividend Period thereof.

"Substitute LIBOR Dealer" means any LIBOR dealer selected by the Fund as to which the Fund's Rating Agencies shall not have objected; provided, however, that none of such entities shall be an existing LIBOR Dealer (as defined above).

"Substitute Rating Agency" means a means a nationally recognized statistical rating organization selected by the Fund to act as the substitute rating agency to determine the credit ratings of the AMPS.

"Substitute U.S. Government Securities Dealer" means any U.S. Government securities dealer selected by the Fund as to which the Fund's Rating Agencies shall not have objected; provided, however, that none of such entities shall be an existing U.S. Government Securities Dealer.

"Sufficient Clearing Bids" has the meaning set forth in Section 3 of Part II of these terms of the AMPS.

"Treasury Index Rate", means the average yield to maturity for actively traded, marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Fund by at least three U.S. Government Securities Dealers selected by the Fund; provided further, however, that if one of the U.S. Government Securities Dealers does not quote a rate required to determine the Treasury Index Rate, the Treasury Index Rate will be determined on the basis of the quotation or quotations furnished by any Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers selected by the Fund to provide such rate or rates not being supplied by the U.S. Government Securities Dealer; provided further, that if the U.S. Government Securities Dealer and Substitute U.S. Government Securities Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the Treasury Index Rate shall be the Treasury Index Rate as determined on the previous Auction Date.

"U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

"U.S. Government Securities Dealer" means Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Trust Company of New York and any other U.S. Government Securities dealer selected by the Fund as to which the Fund's Rating Agencies shall not have objected or their respective affiliates or successors, if such entity is a U.S. Government securities dealer.

"U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

"U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

"Valuation Date" means, for purposes of determining whether the Fund is maintaining the Preferred Stock Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue.

"Valuation Procedures" means the procedures adopted from time to time by the Board of Directors for valuing the assets of the Fund.

"Voting Period" has the meaning set forth in Section 4 of Part I of these terms of the AMPS.

"Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 3 of Part II of these terms of the AMPS.

                                     PART I

     1. NUMBER OF AUTHORIZED SHARES. 1,000 shares of Common Stock have been classified and authorized as a series of preferred stock designated as Series M28 Auction Market Preferred Stock ("AMPS"), par value $0.01 per share, such shares having the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth herein.

     2. DIVIDENDS.

     (a) Ranking. The shares of a series of the AMPS shall rank on parity with each other, with shares of any other series of the AMPS and with shares of any other series of Preferred Stock as to the payment of dividends by the Fund.

     (b) Cumulative Cash Dividends. The Holders of any series of AMPS shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Fund, out of funds legally available therefor, in accordance with these terms of the AMPS and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in paragraph (e) of this Section 2, and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph (d) of this Section 2. Holders of AMPS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on AMPS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on AMPS which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage. To the extent permitted under the Code, dividends on AMPS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Fund.

     (c) Dividends Cumulative From Date of Original Issue. Dividends on any series of AMPS shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

     (d) Dividend Payment Dates and Adjustment Thereof.


          (i)  The  Dividend  Payment  Dates with  respect to the AMPS,  for the
               Initial Dividend Period, shall be           , 2005, except as may
               be provided in accordance with these terms of AMPS for any AMPS issued after the date AMPS are first issued.


          (ii) The Dividend Payment Date for any Subsequent Dividend Period shall be:


               (A) with respect to any Minimum Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the Business Day next succeeding the last day of such Subsequent Dividend Period; and


               (B) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the Business Day next succeeding the last day of such Subsequent Dividend Period (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled Dividend Payment Date; and

          (iii) Notwithstanding the foregoing, the Fund in its discretion may establish Dividend Payment Dates other than as provided in paragraph (d) of this Section 2 of Part I of these terms of the AMPS in respect of any Special Dividend Period of shares of a series of AMPS consisting of more than a Minimum Dividend Period (a "Special Dividend Payment Date"); provided, however, that such Special Dividend Payment Dates shall be set forth in the Notice of Special Dividend Period (as defined herein) relating to such Special Dividend Period, as delivered to the Auction Agent, which Notice of Special Dividend Period shall be filed with the Secretary of the Fund; and further provided that (1) any such Special Dividend Payment Date shall be a Business Day and (2) the last Special Dividend Payment Date in respect of such Special Dividend Period shall be the Business Day immediately following the last day thereof.

     (e)  Dividend Rates and Calculation of Dividends.

          (i) Dividend Rates. The dividend rate on the AMPS during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Dividend Period of shares of such series shall be equal to _____% per annum. The initial dividend rate on any series of AMPS subsequently established by the Fund shall be the rate set forth in or determined in accordance with the resolutions of the Board of Directors establishing such series. For each Subsequent Dividend Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date next preceding such Subsequent Dividend Period; provided, however, that if:

               A. an Auction for any such Subsequent Dividend Period is not held for any reason other than as described below, the dividend rate on shares of such series for such Subsequent Dividend Period will be the Maximum Applicable Rate for shares of such series on the Auction Date therefor;

               B. any Failure to Deposit shall have occurred with respect to shares of such series during any Dividend Period thereof but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section 2 and the Fund shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) 300% of the Reference Rate for the Dividend Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 9 of this
                    Part I, an amount computed by multiplying (x) 300% of the Reference Rate for the Dividend Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, then no Auction will be held in respect of shares of such series for the Subsequent Dividend Period thereof and the dividend rate for shares of such series for such Subsequent Dividend Period will be the Maximum Applicable Rate for shares of such series on the Auction Date for such Subsequent Dividend Period; or

               C. any Failure to Deposit shall have occurred with respect to shares of such series during any Dividend Period thereof, and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section 2 or the Fund shall not have paid the applicable Late Charge to the Auction Agent, then no Auction will be held in respect of shares of such series for the first Subsequent Dividend Period thereafter (or for any Dividend Period thereafter to and including the Dividend Period during which
                    (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Fund pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event
                    Moody's is rating such shares at the time the Fund cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Dividend Period), and the dividend rate for shares of such series for each such Subsequent Dividend Period shall be a rate per annum equal to the Non-Payment Period Rate for shares of such series on the Auction Date for such Subsequent Dividend Period.

          (ii) Calculation of Dividends. The amount of dividends per share payable on shares of a series of AMPS on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid, by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 360, and applying the rate obtained against $25,000, and rounding the amount obtained to the nearest cent.

     (f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of AMPS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Dividend Period of shares of such series if, within the respective time periods described in subparagraph (e)(i) of this Section 2, the Fund shall have paid to the Auction Agent (A) all accumulated and unpaid dividends and Late Charges on shares of such Series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 9 of Part I of these terms of the AMPS; provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of AMPS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

     (g) Dividend Payments by Fund to Auction Agent. The Fund shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date for shares of a series of AMPS, an aggregate amount of funds available on the next Business Day in the City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

     (h) Auction Agent as Trustee of Dividend Payments by Fund. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Fund at the end of 90 days from the date on which such moneys were to have been so applied.

     (i) Dividends Paid to Holders. Each dividend on AMPS shall be paid on the respective Dividend Payment Date to the Holders thereof as their names appear on the Share Books on the Business Day next preceding such Dividend Payment Date.

     (j) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on AMPS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the Share Books on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     3.   DESIGNATION OF SPECIAL DIVIDEND PERIODS.

     (a) The Fund, at its option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, may request that the next succeeding Dividend Period for any series of AMPS will be a number of days (other than twenty-eight) evenly divisible by seven, and not more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Fund may not give a Request for Special Dividend Period (and any such request will be null and void) unless, for any Auction occurring after the initial Auction, (i) an Auction for shares of such series is held on the Auction Date immediately preceding the first day of such proposed Special Dividend Period, (ii) Sufficient Clearing Bids were made in such Auction, and
(iii) full cumulative dividends and any amounts due with respect to redemptions have been paid in full, and provided further that the Fund may not request a Special Dividend Period unless the Fund shall have received written confirmation from the Fund's Rating Agencies that the Fund's election of the proposed Special Dividend Period would not impair the rating then assigned by the Fund's Rating Agencies of the applicable series of AMPS and the lead Broker-Dealer designated by the Fund, initially Merrill Lynch, Pierce, Fenner & Smith Incorporated, does not object to the declaration of such Special Dividend Period. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for the AMPS of that series and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than twenty-eight days prior to an Auction Date for the AMPS of that series. Upon receiving such Request for Special Dividend Period, the Broker-Dealers jointly shall determine the Optional Redemption Price of the AMPS of that series during such Special Dividend Period and the Specific Redemption Provisions and shall give the Fund and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction date. In making such determination, the Broker-Dealers will consider (i) existing short-term and long-term market rates and indices of such short-term and long-term rates, (ii) existing market supply and demand for short-term and long-term securities, (iii) existing yield curves for short-term and long-term securities comparable to the AMPS, (iv) industry and financial conditions which may affect the AMPS of that series, (v) the investment objectives of the Fund and (vi) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders.

     (b) After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Fund, by no later than the second Business Day prior to such Auction Date, may give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository, each Broker-Dealer and the Rating Agency which notice will specify the duration of the Special Dividend Period. The Fund will not give a Notice of Special Dividend Period and, if such Notice of Special Dividend Period was given already, will give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, the Securities Depository and the Rating Agency on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act Preferred Share Asset Coverage or the Preferred Stock Basic Maintenance Amount is not satisfied, on each of the two Business Days immediately preceding the Business Day prior to the relevant Auction Date or (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Fund also shall provide a copy of such Notice of Special Dividend Period to each Rating Agency. If the Fund is prohibited from giving a Notice of Special Dividend Period as a result of the factors enumerated in clause (x) or (y) above or if the Fund gives a Notice of Revocation with respect to a Notice of Special
Dividend Period, the next succeeding Dividend Period for that series of AMPS will be a Minimum Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, the next succeeding Dividend Period will be a Minimum Dividend Period, and the Fund may not again give a Notice of Special Dividend Period (and any such attempted notice will be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a Minimum Dividend Period.


     4. VOTING RIGHTS.

     (a) One Vote Per Share of AMPS. Except as otherwise provided in the Charter or as otherwise required by law, (i) each Holder of AMPS shall be entitled to one vote for each share of AMPS held by such Holder on each matter submitted to a vote of stockholders of the Fund, and (ii) the holders of outstanding AMPS and any other class or series of Preferred Stock and of Common Stock shall vote together as a single class; provided, however, that the holders of outstanding AMPS and any other class or series of Preferred Stock shall be entitled, as a class, to the exclusion of the holders of all classes and series of stock of the Fund, to elect two Directors of the Fund out of the entire Board of Directors (regardless of the number of Directors), each share of the AMPS and any other class or series of Preferred Stock entitling the holder thereof to one vote; provided, further, that the Board of Directors shall determine which Directors are to be elected by the holders of the AMPS and any other class or series of Preferred Stock and the holders of the AMPS and any other class or series of Preferred Stock shall be entitled to elect only the Directors so designated as being elected by the holders of the AMPS and any other class or series of Preferred Stock, when their term shall have expired; provided, finally, that, if the Board of Directors is divided into classes, such Directors elected by the holders of the AMPS any other class or series of Preferred Stock shall be allocated as evenly as possible among the classes of Directors as determined by the Board of Directors. Subject to paragraph (b) of this Section 4, the holders of outstanding Common Stock and Preferred Stock voting together as a single class, shall elect the balance of the Directors.

     (b) Voting For Additional Directors.

          (i) Voting Period. Except as otherwise provided in the Charter or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of Directors constituting the Board of Directors shall automatically increase by the smallest number that, when added to the two Directors elected exclusively by the holders of Preferred Stock, including the AMPS, would constitute a majority of the Board of Directors as so increased by such smallest number, and the holders of Preferred Stock, including the AMPS, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other classes or series of stock of the Fund), to elect such smallest number of additional Directors, together with the two Directors that such holders are in any event entitled to elect. A Voting Period shall commence:

               (A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding AMPS, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

               (B) if at any time holders of Preferred Stock, including the AMPS, are entitled under the 1940 Act to elect a majority of the Directors of the Fund.

                    Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

          (ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Stock, including the AMPS, to elect additional Directors as described in subparagraph (b)(i) of this Section 4, the Fund shall notify the Auction Agent and the Auction Agent shall call a special meeting of such Holders, by mailing a notice of such special meeting to such Holders, such meeting to be held not less than ten nor more than twenty days after the date of mailing of such notice. If the Fund fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of Holders of Preferred Stock, including the AMPS, held during a Voting Period at which Directors are to be elected, such Holders, voting together as a class (to the exclusion of the holders of all other classes or series of stock of the Fund), shall be entitled to elect the number of Directors prescribed in subparagraph (b)(i) of this Section 4 on a one-vote-per-share basis.

          (iii) Terms of Office of Existing Directors. The terms of office of all persons who are Directors of the Fund at the time of a special meeting of Holders and holders of other Preferred Stock to elect Directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Directors elected by the Holders and such other holders of Preferred Stock and the remaining incumbent Directors elected by the holders of the Common Stock and AMPS, shall constitute the duly elected Directors of the Fund.

          (iv) Terms of Office of Certain Directors to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional Directors elected by the Holders and holders of other classes or series of Preferred Stock pursuant to subparagraph (b)(i) of this
               Section 4 shall terminate, the remaining Directors shall constitute the Directors of the Fund, the number of Directors constituting the Board of Directors shall decrease accordingly and the voting rights of the Holders and such other holders to elect additional Directors pursuant to subparagraph (b)(i) of this Section 4 shall cease, subject to the provisions of the last sentence of subparagraph (b)(i) of this Section 4.

     (c) Holders of AMPS to Vote on Certain Other Matters.

          (i) Increases in Capitalization and Charter Amendments. So long as any AMPS are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the AMPS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class:
               (a) authorize, create or issue any class or series of shares ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or authorize, create or issue additional shares of any series of AMPS (except that, notwithstanding the foregoing, but subject to the provisions of paragraph (c)(i) of Section 9 of this Part I, the Board of Directors, without the vote or consent of the Holders of AMPS, may from time to time authorize and create, and the Fund may from time to time issue, additional shares of any series of AMPS or classes or series of other Preferred Stock ranking on a parity with AMPS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, if the Fund obtains written confirmation from the Fund's Rating Agencies that the issuance of a class or series would not impair the rating then assigned by such rating agency to the AMPS and the Fund continues to comply with Section 13 of the 1940 Act, the 1940 Act Preferred Share Asset Coverage and the Preferred Stock Basic Maintenance Amount requirements); or (b) amend, alter or repeal the provisions of the Charter including these terms of the AMPS, whether by merger, consolidation or otherwise, so as to adversely affect any preference, right or power of such AMPS or the Holders thereof; provided, however, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of AMPS will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of AMPS and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to the AMPS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, will be deemed to affect such preferences, rights or powers only if Moody's or Fitch is then rating the AMPS and such issuance would, at the time thereof, cause the Fund not to satisfy the 1940 Act Preferred Share Asset Coverage or the Preferred Stock Basic Maintenance Amount. So long as any shares of the AMPS are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the AMPS outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more series (the "Affected Series") of AMPS in a manner different from any other series of AMPS, the Fund will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

          (ii) 1940  Act and  Other  Matters.  Unless  a  higher  percentage  is provided for in the Charter, (A) the affirmative vote of the Holders of at least a majority of the AMPS outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a "majority of the outstanding AMPS," voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the Holders of a "majority of the outstanding AMPS," voting as a separate class, shall be required to approve any action not described in the first sentence of this
               Section 4(c)(ii) requiring a vote of security holders of the Fund under section 13(a) of the 1940 Act. For purposes of this subparagraph (c)(ii), "majority of the outstanding AMPS" means
               (i) 67% or  more of such  shares  present  at a  meeting,  if the
               Holders  of  more  than  50%  of  such   shares  are  present  or
               represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of AMPS is required pursuant to the provisions of section 13(a) of the 1940 Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the AMPS) and Fitch (if Fitch is then rating the AMPS) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Fund shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the AMPS) and Fitch (if Fitch is then rating the AMPS) of the results of such vote.

     (d) Facts Ascertainable Outside Charter. The rights of the AMPS or the Holders thereof, including, without limitation, the interpretation or applicability of any or all covenants or other obligations of the Fund contained herein or of the definitions of the terms listed below, all such covenants, obligations and definitions having been adopted pursuant to Rating Agency Guidelines, may from time to time be modified, altered or repealed by the Board of Directors in its sole discretion, based on a determination by the Board of Directors that such action is necessary or appropriate in connection with obtaining or maintaining the rating of any Rating Agency with respect to the AMPS or revising the Fund's investment restrictions or policies consistent with guidelines of any Rating Agency, and any such modification, alteration or repeal will not be deemed to affect the preferences, rights or powers of AMPS or the Holders thereof, provided that the Board of Directors receives written confirmation from each relevant Rating Agency (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of the AMPS) that any such modification, alteration or repeal would not adversely affect the rating then assigned by such Rating Agency.

1940 Act Cure Date                              Forward Commitment
1940 Act Preferred Share Asset Coverage         Independent Accountant
Annual Valuation Date                           Market Value
Applicable Percentage                           Maximum Applicable Rate
Auditor's Confirmation                          Moody's Discount Factor
Closing Transaction                             Moody's Eligible Asset
Deposit Securities                              Moody's Hedging Transaction
Discount Factor                                 Moody's Industry Classification
Discounted Value                                Outstanding
Eligible Asset                                  Preferred Stock Basic Maintenance Amount
Exposure Period                                 Preferred Stock Basic Maintenance Cure Date
Failure to Deposit                              Preferred Stock Basic Maintenance Report
Fitch Discount Factor                           Pricing Service
Fitch Eligible Asset                            Receivables for Municipal Obligations Sold
Fitch Hedging Transaction                       Reference Rate
Fitch Loan Category                             Swap
Fitch Industry Classification                   Valuation Date


     (e) Rights Set Forth Herein Are Sole Rights. Unless otherwise required by law, the Holders of AMPS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. No holder of AMPS shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute.

     (f) No Appraisal Rights, Preemptive Rights Or Cumulative Voting. The Holders of AMPS shall have no preemptive rights or rights to cumulative voting.

     (g) Voting For Directors Sole Remedy For Trust's Failure To Pay Dividends. In the event that the Fund fails to pay any dividends on the AMPS, the exclusive remedy of the Holders shall be the right to vote for Directors pursuant to the provisions of this Section 4.

     (h) Holders Entitled To Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these terms of the AMPS, by the other provisions of the Charter by statute or otherwise, no Holder shall be entitled to vote any share of AMPS and no share of AMPS shall be deemed to be Outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph (c) of
Section 9 of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No share of AMPS held by the Fund or any affiliate of the Fund (except for shares held by a Broker-Dealer that is an affiliate of the Fund for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

     (i) Terms of Office of Certain Directors to Terminate. Simultaneously with and at the time that none of the issued shares of AMPS are Outstanding, the terms of office of any Directors elected solely by the holders of such shares of AMPS shall automatically terminate and the remaining directors shall constitute the directors of the Fund.

     5. 1940 ACT PREFERRED SHARE ASSET COVERAGE. The Fund shall maintain, as of the last Business Day of each month in which any AMPS are Outstanding, the 1940 Act Preferred Share Asset Coverage.

     6.   PREFERRED SHARES BASIC MAINTENANCE AMOUNT.

     (a) So long as AMPS are Outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Stock Basic Maintenance Amount (if Moody's is then rating the AMPS) and (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Stock Basic Maintenance Amount (if Fitch is then rating the AMPS).

     (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the Preferred Stock Basic Maintenance Amount, and on the third Business Day after the Preferred Stock Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall complete and deliver to Moody's (if Moody's is then rating the AMPS), Fitch (if Fitch is then rating the AMPS) and the Auction Agent (if either Moody's or Fitch is then rating the AMPS) a Preferred Stock Basic Maintenance Report as of the date of such failure or such Preferred Stock Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to the Auction Agent for delivery on the next Business Day the full Preferred Stock Basic Maintenance Report. The Fund shall also deliver a Preferred Stock Basic Maintenance Report to (i) the Auction Agent (if either Moody's or Fitch is then rating the AMPS) as of the last Friday of each calendar month (or, if such day is not a Business Day, the immediately prior Business Day), (ii) Moody's (if Moody's is then rating the AMPS) and Fitch (if Fitch is then rating the AMPS) as of the last Friday of each calendar month (or, if such day is not a Business Day, the immediately prior Business Day), in each case on or before the third Business Day after such day. A failure by the Fund to deliver a Preferred Stock Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Stock Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the Preferred Stock Basic Maintenance Amount, as of the relevant Valuation Date.

     (c) Within ten Business Days after the date of delivery of a Preferred Stock Basic Maintenance Report in accordance with paragraph (b) of this Section 6 relating to an Annual Valuation Date, the Fund shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the AMPS), Fitch (if Fitch is then rating the AMPS) and the Auction Agent (if either Moody's or Fitch is then rating the AMPS):

          (i) the mathematical accuracy of the calculations reflected in such Preferred Stock Basic Maintenance Report (and in any other Preferred Stock Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Fund during the quarter ending on such Quarterly Valuation Date),

          (ii) that, in such Preferred Stock Basic Maintenance Report (and in such randomly selected Preferred Stock Basic Maintenance Report), the Fund correctly determined in accordance with this Statement the assets of the Fund which constitute Moody's Eligible Assets (if Moody's is then rating the AMPS) and Fitch Eligible Assets (if Fitch is then rating the AMPS),

          (iii) that, in such Preferred Stock Basic Maintenance Report (and in such randomly selected Preferred Stock Basic Maintenance Report), the Fund determined whether the Fund had, at such Quarterly
               Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with this Statement, Moody's Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Stock Basic Maintenance Amount and Fitch Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Stock Basic Maintenance Amount,

          (iv) with respect to the S&P ratings on portfolio securities of the Fund, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has requested that S&P verify such information and the Independent Account and shall provide a listing in its letter of any differences,

          (v) with respect to the Fitch ratings on portfolio securities of the Fund, the issuer name, issue size and coupon rate, if any, listed in such Preferred Stock Basic Maintenance Report, that such information has been verified by Fitch (in the event such information is not verified by Fitch, the Independent Accountant will inquire of Fitch what such information is, and provide a listing in its letter of any differences),

          (vi) with respect to the Moody's ratings on portfolio securities of the Fund, the issuer name, issue size and coupon rate, if any, listed in such Preferred Stock Basic Maintenance Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences) and

          (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Fund's assets to the Fund for purposes of valuing securities in the Fund's portfolio, the Independent Accountant has traced the price used in such Preferred Stock Basic Maintenance Report to the bid or mean price listed in such Preferred Stock Basic Maintenance Report as provided to the Fund and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Auditor's Confirmation").

     (d) Within ten Business Days after the date of delivery of a Preferred Stock Basic Maintenance Report in accordance with paragraph (b) of this Section 6 relating to any Valuation Date on which the Fund failed to satisfy the Preferred Stock Basic Maintenance Amount, and relating to the Preferred Stock Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Stock Basic Maintenance Amount, the Fund shall cause the Independent Auditors to provide to Moody's (if Moody's is then rating the AMPS), Fitch (if Fitch is then rating the AMPS) and the Auction Agent (if either Moody's or Fitch is then rating the AMPS) an Auditors' Confirmation as to such Preferred Stock Basic Maintenance Report.

     (e) If any Auditor's  Confirmation  delivered  pursuant to paragraph (c) or
(d) of this Section 6 shows that an error was made in the Preferred Stock Basic Maintenance Report for a particular Valuation Date for which such Auditor's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the AMPS) or Fitch Eligible Assets (if Fitch is then rating the
AMPS), as the case may be, of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend and deliver the Preferred Stock Basic Maintenance Report to Moody's (if Moody's is then rating the AMPS), Fitch (if Fitch is then rating the AMPS) and the Auction Agent (if either Moody's or Fitch is then rating the
AMPS) promptly following receipt by the Fund of such Auditors' Confirmation.

     (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of any AMPS, the Fund shall complete and deliver to Moody's (if Moody's is then rating the AMPS) and Fitch (if Fitch is then rating the AMPS) a Preferred Stock Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Fund shall cause the Independent Accountant to confirm in writing to the Auction Agent (if either Moody's or Fitch is then rating the AMPS), Moody's (if Moody's is then rating the AMPS) and Fitch (if Fitch is then rating the AMPS) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the Discounted Value of Fitch Eligible Assets reflected thereon equals or exceeds the Preferred Stock Basic Maintenance Amount reflected thereon.

     (g) On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Fund shall have redeemed Common Stock or (ii) the ratio of the Discounted Value of Moody's Eligible Assets or the Fitch Eligible Assets to the Preferred Stock Basic Maintenance Amount is less than or equal to 105%, or
(iii) whenever requested by Moody's or Fitch, the Fund shall complete and deliver to Moody's (if Moody's is then rating the AMPS) or Fitch (if Fitch is then rating the AMPS), as the case may be, a Preferred Stock Basic Maintenance Report as of the date of such event.

     7. RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

     (a) Dividends on Shares Other Than the AMPS. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of stock of the Fund ranking, as to the payment of dividends, on a parity with the AMPS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the AMPS through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the AMPS through its most recent Dividend Payment Date or upon the shares of any other class or series of stock of the Fund ranking on a parity as to the payment of dividends with the AMPS through their most recent respective dividend payment dates, all dividends declared upon the AMPS and any other such class or series of stock ranking on a parity as to the payment of dividends with AMPS shall be declared pro rata so that the amount of dividends declared per share on AMPS and such other class or series of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Fund and such other class or series of stock bear to each other (for purposes of this sentence, the amount of dividends declared per share of AMPS shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

     (b) Dividends and Other Distributions with Respect to Common Stock Under the 1940 Act. The Fund shall not declare any dividend (except a dividend payable in Common Stock), or declare any other distribution, upon the Common Stock, or purchase Common Stock, unless in every such case the AMPS have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

     (c) Other Restrictions on Dividends and Other Distributions. For so long as any AMPS are outstanding, and except as set forth in paragraph (a) of this
Section 7 and paragraph (c) of Section 9 of this Part I,

          (A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Stock or other shares, if any, ranking junior to the AMPS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Stock or any other shares of the Fund ranking junior to or on a parity with the AMPS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the AMPS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with AMPS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of AMPS through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Fund has redeemed the full number of AMPS required to be redeemed by any provision for mandatory redemption pertaining thereto, and

          (B) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Stock or other shares, if any, ranking junior to AMPS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Stock or any other shares of the Fund ranking junior to AMPS as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to AMPS as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the AMPS) and Fitch Eligible Assets (if Fitch is then rating the AMPS) would at least equal the Preferred Stock Basic Maintenance Amount.

     8. RATING AGENCY RESTRICTIONS.

     (a) Moody's Restrictions. For so long as any shares of AMPS are rated by Moody's, the Fund may buy or sell option contracts or write call options on portfolio securities, swaps and securities lending, however if the Fund intends to buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts, it must receive written confirmation from Moody's to engage in such transactions as they could impair the ratings then assigned to the shares of AMPS by Moody's, (collectively "Moody's Hedging Transactions"), subject to the following limitations:

          (i) Future And Call Options: For purposes of the Preferred Stock Basic Maintenance Amount, futures held by the Fund and call options sold by the Fund shall not be included as Moody's Eligible Assets. Likewise, assets held in segregated accounts, including assets used to cover good faith margin deposits and maximum daily variation payments, in connection with such futures and any uncovered call options shall not be included as Moody's Eligible Assets. For call options purchased by the Fund, the Market Value of the call options will be included as Moody's Eligible Asset subject to a Moody's Discount Factor mutually agreed to between the Fund and Moody's.

          (ii) Securities Lending: The Fund may engage in securities lending in an amount not to exceed 10% of the Fund's total gross assets or such other percentage as the Fund and Moody's may agree. For purposes of calculating the Preferred Stock Basic Maintenance Amount, such securities lent shall be included as Moody's
               Eligible Assets with the appropriate Moody's Discount Factor applied to each such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the Preferred Stock Basic Maintenance Amount. Moreover, the Fund may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these terms of the AMPS in securities that otherwise would qualify as Moody's Eligible
               Assets. As collateral for securities lent, the Fund also may receive securities that otherwise would qualify as Moody's Eligible Assets. In either such event, to the extent that the securities lending collateral constitutes Moody's Eligible Assets, if the value of such collateral exceeds, whether due to appreciation or otherwise, the value of the securities lent, in each case after applying the appropriate Moody's Discount Factor, such excess shall be included as a Moody's Eligible Asset. Conversely, if the discounted value of such securities lending collateral is less than the discounted value of the securities lent, such difference shall be included as an obligation/liability of the Fund for purposes of calculating the Preferred Stock Basic Maintenance Amount.

If not otherwise provided for in (a)(i)-(ii) above, derivative instruments shall be treated as follows: Any derivative instruments will be valued pursuant to the Valuation Procedures on a Valuation Date. The amount of the net payment obligation and the cost of a closing transaction, as appropriate, on any derivative instrument on a Valuation Date will be counted as a liability for purposes of determining the Preferred Stock Basic Maintenance Amount. Any derivative instrument with respect to which the Fund is owed payment on the Valuation Date that is not based upon an individual security or securities that are Moody's Eligible Assets will either have a mutually agreed upon valuation by Moody's and the Fund for purposes of determining Moody's Eligible Assets or will be excluded from Moody's Eligible Assets. Any derivative instrument with respect to which the Fund is owed payment on the Valuation Date that is based upon an individual security or securities that are Moody's Eligible Assets (e.g., a purchased call option on a bond that is in-the-money) will be valued as follows for purposes of determining Moody's Eligible Assets: (A) For such derivative instruments that are exchange traded, the value of the in-the-money amount of the payment obligation to the Fund will be reduced by applying the Moody's Discount Factor (as it would apply to the underlying security or securities) and then added to Moody's Eligible Assets; and (B) for such derivative instruments that are not exchange traded, the value of the in-the-money amount of the payment obligation to the Fund will be (1) reduced as described in (A) and (2) further reduced by applying to the remaining amount the Moody's Discount Factor determined by reference to the credit rating of the derivative counterparty, with the remaining amount after these reductions then added to Moody's Eligible Assets.

For purposes of determining whether the Fund has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Stock Basic Maintenance Amount, the Discounted Value of all Forward Commitments (defined below) to which the Fund is a party and of all securities deliverable to the Fund pursuant to such Forward Commitments shall be zero.

          (iii) Exchange Traded Future, Etc. If the Fund purchases or sells any exchange-traded futures, option or option on futures contract based on an index approved by Moody's, it is subject to the following limitations (transactions that are terminating contracts already held by the Fund are exempt):

          For financial futures contracts based on an index the total number of contracts purchased should not exceed 10% of the average open interest for the 30 days preceding the purchase of such transaction as reported by The Wall Street Journal or other respectable news source approved by Moody's;

          Financial futures contracts based on an index approved by Moody's are limited to 80% of Moody's Eligible Assets or 50% of the Fund's holdings, whichever is greater; and

          Financial futures contracts based on an index should be limited to clearinghouses that are rated no lower than A by Moody's (or, if not rated by Moody's but rated by S&P or Fitch, rated A by S&P or Fitch).

The Fund may engage in financial futures contracts to close out any outstanding financial futures contract based on any index approved by Moody's, if the average open interest for the 30 days preceding the transaction as reported by The Wall Street Journal or any other respectable news source approved by Moody's is equal to or greater than the amount to be closed as determined by Moody's and the Fund.

The Fund will engage in a Closing Transaction (defined below) to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

The Fund will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

The Fund will not:

          (A) Engage in options and futures transactions for leveraging or speculative purposes;

          (B) Write any call option or sell any financial futures contracts for the purpose of hedging an anticipated purchase of an asset;

          (C) Enter into an option or futures transaction unless Moody's has been notified of the Fund's intentions. In addition, the Fund must present to Moody's that it will continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Stock Basic Maintenance Amount.

For purposes of determining whether the Fund has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Stock Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Fund is obligated to deliver to Moody's shall be as follows:

          (A) The call option written by the Fund must be either exchange-traded and "readily reversible" or expires within 49 days after the date of valuation and should be valued at the lesser of:

               (i)  The Discounted Value, or

               (ii) The exercise price of the call option written by the Fund;

          (B) Assets subject to call options written by the Fund not meeting the requirements of clause (A) of this sentence shall have no value;

          (C) Assets subject to put options written by the Fund shall be valued at the lesser of:

               (i)  The exercise price of the put option, or

               (ii) The Discounted Value of the subject security; and

          (D) Where delivery of a security or class of securities may be made to the Fund, it shall take delivery of the security or class of securities with the lowest Discounted Value.

          (iv) Adjustments for Options and Futures Contracts. For purposes of determining whether the Fund has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Stock Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Fund:

               (A)  10% of the exercise price of a written call option;

               (B)  The exercise price of any written put option;

               (C) The settlement price of the underlying futures contract if the Fund writes put options on a futures contract; and

               (D) 105% of the Market Value of the underlying futures contracts if the Fund writes call options on a futures contract and does not own the underlying contract.

          (v) Forward Commitments. For so long as any AMPS are rated by Moody's, the Fund may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time ("Forward Commitments"), provided that:

               (A) The Fund will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MTG-1, MIG-1, or Baa or higher by Moody's or, if not rated by Moody's, rated A1+/AA, SP-1+/AA, A or AA or higher by S&P, and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Fund's obligations under any Forward Commitment to which it is from time to time a party or long-term fixed income securities with a Market Value that equals or exceeds the amount of the Fund's obligations under any Forward Commitment to which it is from time to time a party; and

               (B) The Fund will not enter into a Forward Commitment unless, after giving effect thereto, the Fund would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Stock Basic Maintenance Amount.

          For purposes of determining whether the Fund has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Stock Basic Maintenance Amount, the Discounted Value of Forward Commitments will be calculated by applying the respective Moody's Discount Factor.

     (b) Fitch Restrictions. For so long as any AMPS are rated by Fitch, the Fund will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Fitch that engaging in such transactions would not impair the ratings then assigned to such AMPS by Fitch, except that the Fund may enter into Interest Rate Swaps, purchase or sell exchange-traded financial futures contracts based on any index approved by Fitch, LIBOR or Treasury Bonds, and purchase, write or sell exchange-traded put options on such futures contracts, and purchase, write or sell exchange-traded call options on such financial futures contracts, and put and call options on such financial futures contracts ("Fitch Hedging Transactions"), subject to the following limitations:


          (i) The Fund may not engage in any Fitch Hedging Transaction based on any index approved by Fitch (other than transactions that terminate a futures contract or option held by the Fund by the Fund's taking the opposite position thereto ("Closing Transactions")) that would cause the Fund at the time of such transaction to own or have sold outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

          (ii) The Fund will not engage in any Fitch Hedging Transaction based on Treasury Bonds or LIBOR (other than Closing Transactions) that would cause the Fund at the time of such transaction to own or have sold:

          (A) Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate Market Value exceeding 60% of the aggregate Market Value of Fitch Eligible Assets owned by the Fund and at least rated AA by Fitch (or, if not rated by Fitch Ratings, rated at least Aa by Moody's; or, if not rated by Moody's, rated AAA by S & P); or

          (B) Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Fitch Eligible Assets owned by the Fund (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least A or BBB by Fitch (or, if not rated by Fitch Ratings, rated at least Baa by Moody's; or, if not rated by Moody's, rated at least A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Fund shall be deemed to own futures contracts that underlie any outstanding options written by the Fund);


          (iii) The Fund may engage in closing transactions to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Fund; and


          (iv) The Fund may not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Stock Basic Maintenance Amount.


          (c) For so long as shares of AMPS are rated by either Moody's or Fitch, the Fund will not, unless it has received written confirmation from Moody's or Fitch, as the case may be, that such action would not impair the ratings then assigned to shares of AMPS by Moody's or Fitch, as the case may be:


          (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $____ million and an amount equal to 5% of the Market Value of the Fund's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of Moody's Eligible Assets to be less than the Preferred Stock Basic Maintenance Amount),


          (ii) engage in short sales of securities;

          (iii) issue any class or series of stock ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Fund;


          (iv) reissue any AMPS previously purchased or redeemed by the Fund;

          (v) merge or consolidate into or with any other investment company or entity;

          (vi) change the Pricing Service; or

          (vii) engage in reverse repurchase agreements.

     9. REDEMPTION.

     (a)  Optional Redemption.

          (i) To the extent permitted under the 1940 Act and Maryland law, the Fund at its option may, without the consent of the Holders of AMPS, redeem AMPS having a Dividend Period of one year or less, in whole or in part, on the business day after the last day of such Dividend Period upon not less than fifteen calendar days' and not more than forty calendar days' prior notice. The optional redemption price per share will be the Liquidation Preference per share, plus an amount equal to accumulated but unpaid Dividends thereon (whether or not earned or declared) to the date fixed for redemption. AMPS having a Dividend Period of more than one year are redeemable at the option of the Fund, in whole or in part, prior to the end of the relevant Dividend Period, subject to any specific redemption provision, which may include the payment of redemption premiums to the extent required under any applicable specific redemption provisions. The Fund will not make any optional redemption unless, after giving effect thereto (i) the Fund has available certain Deposit Securities with maturities or tender dates not later than the day preceding the applicable Redemption Date and having a value not less than the amount (including any applicable premium) due to holders of the AMPS by reasons of the redemption of the AMPS on such date fixed for the redemption and (ii) the Fund has eligible assets with an aggregate discounted value at least equal to the Preferred Stock Basic Maintenance Amount. Notwithstanding the foregoing, AMPS may not be redeemed at the option of the Fund unless all dividends in arrears on the outstanding AMPS, and all other shares of outstanding Preferred Stock have been or are being contemporaneously paid or set aside for payment. A Notice of Special Dividend Period relating to a Special Dividend Period of shares of a series of AMPS, as delivered to the Auction Agent and filed with the Secretary of the Fund, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Dividend Period or shall be redeemable during the whole or any part of such Special Dividend Period only upon payment of such redemption premium or premiums as shall be specified therein ("Special Redemption Provisions").

          (ii) If fewer than all of the outstanding shares of a series of AMPS are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such series to be redeemed shall be determined by the Board of Directors, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

          (iii) The Fund may not on any date mail a Notice of Redemption pursuant to paragraph (c) of this Section 9 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (A) the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of AMPS by reason of the redemption of such shares on such redemption date, and (B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the AMPS) and Fitch Eligible Assets (if Fitch is then rating the AMPS) each at least equals the Preferred Stock Basic Maintenance Amount, and would at least equal the Preferred Stock Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (B) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the Preferred Stock Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Fund, as described in the definition of Moody's Discount Factor herein.


     (b) Mandatory Redemption. The Fund shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Directors for redemption, certain of the AMPS, if the Fund fails to have either Moody's Eligible Assets or Fitch Eligible Assets with a Discounted Value greater than or equal to the Preferred Stock Basic Maintenance Amount or fails to maintain the 1940 Act Preferred Share Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the AMPS, and such failure is not cured on or before the Preferred Stock Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of AMPS, together with all other Preferred Stock subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Fund's having Moody's Eligible Assets and Fitch Eligible Assets with a Discounted Value greater than or equal to the Preferred Stock Basic Maintenance Amount or maintaining the 1940 Act Preferred Share Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of AMPS and other Preferred Stock the redemption or retirement of which would have had such result, all AMPS and other Preferred Stock then outstanding shall be redeemed), and (ii) the maximum number of AMPS, together with all other Preferred Stock subject to redemption or retirement, that can be redeemed out of funds otherwise legally available therefor in accordance with the Charter and applicable law. In determining the AMPS required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the Preferred Stock Basic Maintenance Amount or the 1940 Act Preferred Share Asset Coverage, as the case may be, pro rata among AMPS and other Preferred Stock (and, then, pro rata among each series of AMPS) subject to redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than twenty days nor later than forty days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of the AMPS and other Preferred Stock which are subject to redemption or retirement or the Fund otherwise is unable to effect such redemption on or prior to forty days after such Cure Date, the Fund shall redeem those AMPS and other Preferred Stock which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of AMPS are to be redeemed pursuant to this paragraph (b), the shares of such series to be redeemed shall be selected by lot or such other method that the Fund deems fair and equitable.

     (c) Notice of Redemption. If the Fund determines or is required to redeem shares of a series of AMPS pursuant to paragraph (a) or (b) of this Section 9, it shall mail a Notice of Redemption with respect to such redemption by first-class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the Share Books on the record date established by the Board of Directors and to the Auction Agent. Such Notice of Redemption shall be so mailed not less than fifteen nor more than forty days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of AMPS to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; (vii) that the Holders of any shares of a series of AMPS being so redeemed shall not participate in the Auction, if any, immediately preceding the redemption date; and (viii) the provisions of this Section 9 under which such redemption is made. If fewer than all shares of a series of AMPS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section 9 that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

     (d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 9, if any dividends on shares of a series of AMPS (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such Series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

     (e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Charter and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem AMPS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Fund's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed AMPS for which a Notice of Redemption has been mailed, dividends may be declared and paid on AMPS and shall include those AMPS for which a Notice of Redemption has been mailed.

     (f) Auction Agent as Trustee of Redemption Payments by Trust. All moneys paid to the Auction Agent for payment of the Redemption Price of AMPS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

     (g) Shares for Which Notice of Redemption Has Been Given Are no Longer Outstanding. Provided a Notice of Redemption has been mailed pursuant to paragraph (c) of this Section 9, upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the AMPS that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph (e)(i) of Section 2 of this Part I. The Auction Agent shall pay the Redemption Price to the Holders of AMPS subject to redemption upon surrender of the certificates for the shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) to be redeemed in accordance with the Notice of Redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the AMPS called for redemption on such date and (ii) all other amounts to which Holders of AMPS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of AMPS so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled.

     (h) Compliance with Applicable Law. In effecting any redemption pursuant to this Section 9, the Fund shall effect no redemption except in accordance with the 1940 Act and any applicable Maryland law.

     (i) Only Whole AMPS May be Redeemed. In the case of any redemption pursuant to this Section 9, only whole AMPS shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

     (j) Modification of Redemption Procedures. Notwithstanding any of the foregoing provisions of this Section 9, the Fund may modify any or all of the requirements relating to the Notice of Redemption without the consent of the Holders of the AMPS or holders of Common Stock, provided that (i) any such modification does not materially and adversely affect any Holder of the relevant series of AMPS, and (ii) the Fund receives written notice from Moody's (if Moody's is then rating the AMPS) and Fitch (if Fitch is then rating the AMPS) that such modification would not impair the ratings assigned by Moody's and Fitch to shares of AMPS.

     10. LIQUIDATION RIGHTS.

     (a) Ranking. The shares of a series of AMPS shall rank on a parity with each other, with shares of any other series of Preferred Stock and with shares of any other series of AMPS as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

     (b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of AMPS then outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of shares of the Fund ranking junior to the AMPS upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds. After the payment to the Holders of the AMPS of the full preferential amounts provided for in this paragraph (b), the Holders of AMPS as such shall have no right or claim to any of the remaining assets of the Fund.

     (c) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of AMPS upon any dissolution, liquidation, or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 10, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the AMPS with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the AMPS, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the AMPS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the AMPS as provided in paragraph (b) of this Section 10, but not prior thereto, any other series or class or classes of shares ranking junior to the AMPS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the AMPS shall not be entitled to share therein.

     (e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any business trust or corporation nor the merger or consolidation of any business trust or corporation into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 10.

     (f) Liquidation Preference Opt-Out. In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of stock of the Fund or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Fund were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the Holders of the AMPS will not be added to the Fund's total liabilities.

     11. MISCELLANEOUS.

     (a) Modification of Terms. Subject to the provisions of these terms of the AMPS, the Board of Directors may, without stockholder approval (except as otherwise provided by these terms of the AMPS or required by applicable law), modify these terms of the AMPS to reflect any change hereto which the Board of Directors is entitled to adopt pursuant to the terms of Section 4 hereof, this
Section 11 or otherwise without stockholder approval.

     (b) No Fractional Shares. No fractional shares of AMPS shall be issued.

     (c) Status of AMPS Redeemed, Exchanged or Otherwise Acquired by the Fund. AMPS which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued shares of Common Stock without further designation as to class or series.

     (d) Board May Resolve Ambiguities. To the extent permitted by applicable law, the Board of Directors may modify, interpret or adjust the provisions of these terms of the AMPS to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend these terms of the AMPS with respect to any series of AMPS prior to the issuance of shares of such series.

     (e) Headings Not Determinative. The headings contained in these terms of the AMPS are for convenience of reference only and shall not affect the meaning or interpretation hereof.

     (f) Notices. All notices or communications, unless otherwise specified in the By-Laws of the Fund or these terms of the AMPS, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

     (g) Certificate for AMPS. Except as may be otherwise provided by the Board of Directors, and subject to Section 7 of Part II of these terms of the AMPS, Holders of the AMPS are not entitled to certificates representing the shares of stock held by them.

                                    PART II

     1. ORDERS.

     (a) Prior to the Submission Deadline on each Auction Date for shares of a series of AMPS:

          (i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                    (A) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Dividend Period of such shares;

                    (B) the number of Outstanding shares, if any, of such series to be purchased or held by such Beneficial Owner, if the Applicable Rate for shares of such series for the next Dividend Period is not less than the rate specified in the bid, which shares such Beneficial Owner shall be deemed to offer to sell if the Applicable Rate for shares of such series for the next succeeding Dividend Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                    (C) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Dividend Period of shares of such series; and

          (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Dividend Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i) (A), (i) (B), (i) (C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause
(i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

     (b)  Bidding and Selling.

          (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of AMPS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                    (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                    (B) such number or a lesser number of Outstanding  shares of such series to be determined as set forth in clause (iv) of paragraph (a) of Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                    (C) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Applicable Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if the rate specified therein shall be higher than the Maximum Applicable Rate for shares of such Series and Sufficient Clearing Bids for shares of such series do not exist.

          (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of AMPS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                    (A)  the  number  of  Outstanding   shares  of  such  series
               specified in such Sell Order; or

                    (B) such number or a lesser number of Outstanding  shares of such  series  as set forth in clause  (iii) of  paragraph  (b) of
               Section 4 of this Part II if Sufficient Clearing Bids for shares of such series do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of AMPS shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (c) of Section 2 of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Fund) with the provisions of Section 6 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker Dealer believes it is not the Existing Holder of such shares.

          (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of AMPS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                    (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                    (B) such number or a lesser number of Outstanding  shares of such  Series  as set  forth in  clause  (v) of  paragraph  (a) of
               Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

     (c) No Order for any number of AMPS other than whole shares shall be valid.

     2. SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

     (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for AMPS of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Fund) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

          (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Fund);

          (ii) the aggregate number of shares of such series that are the subject of such Order;

          (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

               (A) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

               (B) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

               (C) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

          (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

     (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

     (c) If an Order or Orders covering all of the outstanding AMPS of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Dividend Period consisting of more than ninety-one days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

     (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding AMPS of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

          (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

          (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

               (B) subject to subclause (A), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

               (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

               (D) in any such event, the number, if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause
                    (ii) shall be treated as the subject of a Bid for shares of such Series by or on behalf of a Potential Holder at the rate therein specified; and

          (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

     (e) If more than one Bid for one or more shares of a series of AMPS is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

     (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

     3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BIDS RATE AND APPLICABLE RATE.

     (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of AMPS, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

          (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS" of such series);

          (ii) from the Submitted Orders for shares of such series whether:

               (A) the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate for shares of such series; exceeds or is equal to the sum of;

               (B) the number of Outstanding shares of such series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Applicable Rate for shares of such series; and

               (C) the number of Outstanding shares of such series subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

          (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

               (A) (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

               (B) (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted; would result in such Existing Holders described in subclause
                    (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available AMPS of such series.

     (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Fund of the Maximum Applicable Rate for shares of the series of AMPS for which an Auction is being held on the Auction Date and, based on such determination the Applicable Rate for shares of such series for the next succeeding Dividend Period thereof as follows:

          (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Dividend Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

          (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Dividend Period thereof shall be equal to the Maximum Applicable Rate for shares of such series; or

          (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, then the Dividend Period to which such Auction relates shall be a Minimum Dividend Period and the Applicable Rate for all shares of such series for the next succeeding Dividend Period thereof shall be 90% of the applicable Reference Rate on such Auction Date.

     4. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.

Existing Holders shall continue to hold the AMPS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of
Section 3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

     (a) If Sufficient Clearing Bids for shares of a series of AMPS have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this section 4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

          (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the AMPS subject to such Submitted Bids;

          (ii) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the AMPS subject to such Submitted Bids;

          (iii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

          (iv) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the AMPS subject to such Submitted Bid, unless the number of Outstanding AMPS subject to all such Submitted Bids shall be greater than the number of AMPS ("remaining shares") in the excess of the Available AMPS of such series over the number of AMPS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold AMPS subject to such Submitted Bid, but only in an amount equal to the number of AMPS of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

          (v) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available AMPS of such series over the number of AMPS subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding AMPS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding AMPS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

     (b) If Sufficient Clearing Bids for shares of a series of AMPS have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

          (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Applicable Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the AMPS subject to such Submitted Bids;

          (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Applicable Rate for shares of such series shall be accepted; and

          (iii) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Applicable Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

     (c) If all of the Outstanding shares of a series of AMPS are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

     (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of AMPS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of AMPS of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole AMPS.

     (e) If, as a result of the procedures  described in clause (v) of paragraph
(a) of this Section 4, any Potential Holder would be entitled or required to purchase less than a whole share of a series of AMPS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate AMPS of such series for purchase among Potential Holders so that only whole shares of AMPS of such Series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing AMPS of such series on such Auction Date.

     (f) Based on the results of each Auction for shares of a series of AMPS, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, AMPS of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of AMPS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of AMPS that have been made in respect of Potential Holders' or Potential Beneficial Owners' submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

     (g) None of the Fund, the Advisers, the Auction Agent nor any affiliate of any of them, shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver AMPS of any series or to pay for AMPS of any series sold or purchased pursuant to the Auction Procedures or otherwise.

     5. AUCTION AGENT. For so long as any AMPS are outstanding, the Auction Agent, duly appointed by the Fund to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Fund and its Affiliates (which however may engage or have engaged in business transactions with the Fund or its Affiliates) and at no time shall the Fund or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any AMPS are outstanding, the Board of Directors shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of a series of AMPS shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for a series of AMPS and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealer's inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealer's inquiry.

     6. TRANSFER OF AMPS. Unless otherwise permitted by the Fund, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of AMPS only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of AMPS from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Auction Agent of such transfer.

     7. GLOBAL CERTIFICATE. Prior to the commencement of a Voting Period, (i) all of the shares of a series of AMPS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of AMPS shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

     8. FORCE MAJEURE.

     (a) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Auction Rate for the next Dividend Period shall be the Auction Rate determined on the previous Auction Date.

     (b) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

          (i) the Dividend Payment Date for the affected Dividend Period shall be the next Business Day on which the Fund and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

          (ii) the affected Dividend Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

          (iii) the next Dividend Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.



THIRD: The shares of Auction Market Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of October ___,2005.




ATTEST:                               BOULDER GROWTH & INCOME FUND, INC.





_______________________________       By:_________________________________[SEAL)

Stephanie Kelley, Secretary                         Stephen C. Miller, President

                                   APPENDIX A

                              SETTLEMENT PROCEDURES



     Capitalized terms used herein shall have the respective meanings specified in the Articles Supplementary.

     (a) On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's auction processing system the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

          (i)  the  Applicable  Rate  fixed  for the  next  succeeding  Dividend
               Period;

          (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of a Beneficial Owner, the number of AMPS, if any, to be sold by such Beneficial Owner;

          (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of AMPS, if any, to be purchased by such Potential Beneficial Owner;

          (v) if the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of AMPS and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

          (vi) if the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of AMPS and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

          (vii) the Auction Date of the next succeeding Auction with respect to the AMPS.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

          (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

          (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold AMPS of the Applicable Rate for the next succeeding Dividend Period;

          (iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

          (iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

          (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

     (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any AMPS received by it pursuant to (b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

     (d) On each Auction Date:

          (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

          (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

          (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to
               (b)(i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

     (e) On the day after the Auction Date:

          (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

          (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

          (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

     (f) If a Beneficial Owner selling AMPS in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole AMPS that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of AMPS to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.